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                                                 Series 1998 D Debentures



                              UNDERWRITING AGREEMENT




                                                       September 24, 1998

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

      Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

      The representative named on the signature page hereof (the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

      Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated April 16, 1992, as filed as Exhibit 1(b) to Registration Statement No. 33-47261 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

      Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto.




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                                       - 2 -


      If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                    Very truly yours,

                                    CONSOLIDATED EDISON COMPANY
                                    OF NEW YORK, INC.


                                   By:ROBERT P. STELBEN
                                      Robert P. Stelben
                                      Vice President and Treasurer


Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:


MORGAN STANLEY & CO. INCORPORATED

By:   MICHAEL FUSCO
      Michael Fusco
      Vice President



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                                    SCHEDULE I

                               Principal Amount of
                              Designated Securities
Underwriter                     to be Purchased


Morgan Stanley & Co. Incorporated                 $63,750,000
Doley Securities, Inc.                              3,750,000
Utendahl Capital Partners, L.P.                     3,750,000
The Williams Capital Group, L.P.                    3,750,000

Total                                             $75,000,000



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                                    SCHEDULE II


Title of Designated Securities:

      6.90% Debentures, Series 1998 D


Aggregate principal amount:

      $75,000,000.


Price to Public:

      Initially 99.722% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 29, 1998 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:


      98.847% of the principal amount of the Designated Securities, plus accrued interest, if any, from September 29, 1998 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

      Funds will be delivered by wire transfer to:
            The Chase Manhattan Bank
            ABA #021000021
            BNF: Chase NY Wire A/C: 210-2-758100
            OBI: Con Ed Escrow Funds, C-12268
            Attn: Jim Freeman, Global Trust

Indenture:

      Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank, as Trustee.


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                                       - 2 -

Maturity:

      October 1, 2028.


Interest Rate:

      As set forth in the prospectus supplement, dated September 24, 1998, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated February 11, 1998 (the "Prospectus"), filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-3 (No. 333-45745, declared effective by the SEC on February 11, 1998).


Interest Payment Dates:

      As set forth in the Prospectus Supplement.


Redemption Provisions:

      As set forth in the Prospectus Supplement.


Sinking Fund Provisions:

      None.


Time of Delivery:

      10:00 a.m., on September 29, 1998.


Closing Location:

      Room 1618-S at the Company, 4 Irving Place, New York, NY 10003.


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                                       - 3 -

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

      1. The paragraph regarding stabilization on page 2 of the Prospectus.

      2. The final paragraph of the front cover of the Prospectus Supplement

      3.    The second  paragraph,  the second and third  sentences of the fifth
            paragraph   and  the  last   paragraph   of  the  section   entitled
            "Underwriting" on page S-7 of the Prospectus Supplement.


Address of Representative:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Captions in the Prospectus and Prospectus Supplement referred to in Section 6(c)(xi) of the Basic Provisions:

      Description of Securities
      Description of Debentures


Modifications of Basic Provisions:

      1. Delete Section 3 of the Basic Provisions in its entirety and substitute the following:

            "One or more Global Securities (as defined in the Indenture specified in the Underwriting Agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein
            referred  to  as  the  "Time  of  Delivery"   for  said   Designated
            Securities.



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                                          - 4 -


      2. Delete Section 6(c)(ii) of the Basic Provisions in its entirety and substitute the following:

            "(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;"

      3. In Sections 1(g) and 6(c)(iii) of the Basic Provisions, insert "law or" immediately before the phrase "principles of public policy."

      4. In Section 6(f) of the Basic Provisions, substitute "Fitch Investor Services" for "Duff and Phelps Inc."

      5. In Section 7(a) of the Basic Provisions, insert "promptly as such expenses are incurred" immediately before the phrase "; provided, however,".

      6. In Section 7(d) of the Basic Provisions, add at the end: "The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law."

      7. Add as new Section 1(n) of the Basic Provisions: "The Company does not have sufficient information to make a determination that, for the twelve months ended September 25, 1998, there was any decrease, as compared with the corresponding prior period, in operating revenues less fuel, purchased power and gas purchased for resale."

      8. Delete clause (iii)(D) of Annex I of the Basic Provisions.

      9. The word "Prospectus" in Annex I of the Basic Provisions may be changed to the words "Registration Statement", defined to include the documents incorporated by reference therein.

      10. Clause (iii)A of Annex I of the Basic Provisions is revised as follows:

                  "(A)  the  unaudited  financial  statements   incorporated  by
            reference in the Registration Statement, or from which information set forth in the Registration Statement was taken, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder, or any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles,"

                                          - 5 -

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      11.   Add as new Section 6(c)(xii) of the Basic Provisions:  "Consolidated
            Edison, Inc. is exempt from the provisions of the Public Utility Holding Company Act of 1935 except Section 9(a)(2) thereof."

      12. In Section 1(c) of the Basic Provisions, add ", and the Prospectus, as it may be amended or supplemented pursuant to Section 4 hereof, as of the Time of Delivery will not," immediately before the phrase "contain an untrue statement of a material fact".

Other:

      None.

                                          - 6 -